UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

April 16, 2003 (April 1, 2003)
Date of Report (Date of Earliest Event Reported)

BRAINWORKS VENTURES, INC.
(Exact name of Registrant as specified in its charter)

Nevada	0-6334	87-0281240
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Water Place
Suite 190
Atlanta, Georgia 30339
(Address of Principal Executive Offices and Zip Code)

(770) 933-8911
(Registrant’s telephone number, including area code)

Item 2.     ACQUISITION OR DISPOSITION OF ASSETS.

     On April 1, 2003, AAHoldings Acquisition Sub, Inc., a Georgia corporation and a wholly-owned subsidiary of Brainworks Ventures, Inc., a Nevada corporation (the “Company”), merged with and into AssuranceAmerica Corporation, a Georgia corporation, and a property and casualty-oriented holding company, focusing on the non-standard automobile insurance markets. As a result of the Merger, AssuranceAmerica Corporation became the surviving subsidiary of the Company.

     To effect the merger, AAHoldings, LLC, a Delaware limited liability company, merged with and into AssuranceAmerica Corporation, for the purpose of converting the limited liability company into a corporation. Thereafter, pursuant to an Agreement and Plan of Merger and Reorganization by and among the Company, AAHoldings Acquisition Sub, Inc., AAHoldings, LLC and AssuranceAmerica Corporation, dated April 1, 2003 (the “Merger Agreement”), the shareholders of AssuranceAmerica Corporation exchanged an aggregate of 19,508,902 shares of AssuranceAmerica common stock, no par value, on a 1-for-1 basis, for shares of common stock, $0.01 par value, per share, of the Company (“Company Common Stock”). Further reference is made to the Merger Agreement, attached to this Current Report on Form 8-K as Exhibit 2.1.

     Due to an insufficient number of authorized shares of Company Common Stock, the shareholders of AssuranceAmerica Corporation continue to hold an aggregate of 23,241,098 shares of Converting Preferred Stock, no par value, of AssuranceAmerica Corporation (“AssuranceAmerica Preferred Stock”), which stock, pursuant to the terms of the Merger Agreement, will be converted into shares of Company Common Stock, at such time when the authorized number of shares of Company Common Stock is increased to a number sufficient to exchange each share of AssuranceAmerica Preferred Stock for one share of Company Common Stock. Upon conversion, the former shareholders of AssuranceAmerica Corporation will hold a total of 42,750,000 shares of Company Common Stock. Such conversion will occur simultaneously with the increase in the number of authorized shares of Company Common Stock. A special meeting of the stockholders of the Company will be held as soon as practicable to vote upon a proposal to increase the number of authorized shares of Common Stock to permit such conversion of the AssuranceAmerica Preferred Stock.

     The Merger Agreement also effected a change in the executive officers of the Company and contemplates a majority change in the Board of Directors of the Company. As of April 1, 2003, Marc Schwartz and Cole Walker resigned from their positions as directors and executive officers of the Company, with Donald Ratajczak remaining as the sole member of the Board of Directors of the Company. To fill these vacancies on the Board, Guy W. Millner and Lawrence Stumbaugh will be appointed by Mr. Ratajczak as directors of the Company, following the fulfillment of the requirements of Rule 14f-1 of the Exchange Act of 1934, as amended. On April 1, 2003, Mr. Stumbaugh was appointed as President and Chief Executive Officer of the Company. Mr. Millner will be appointed as an executive officer of the Company in conjunction with his future appointment to the Board of Directors.

Item 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)	Financial Statements of Business Acquired.

(b)	Pro Forma Financial Information.

     As it is impracticable to provide the required financial statements of the business acquired and pro forma financial information at the time this Current Report on Form 8-K is filed with the Securities and Exchange Commission (the “Commission”), the Company will file the same within 60 days after the date this Current Report on Form 8-K is required to be filed with the Commission.

(c)	Exhibits.

Exhibit 2.1	Agreement and Plan of Merger and Reorganization by and among Brainworks Ventures, Inc., AAHoldings Acquisition Sub, Inc., AAHoldings, LLC and AssuranceAmerica Corporation, dated April 1, 2003.

EXHIBIT INDEX

Exhibit 2.1	Agreement and Plan of Merger and Reorganization by and among Brainworks Ventures, Inc., AAHoldings Acquisition Sub, Inc., AAHoldings, LLC and AssuranceAmerica Corporation, dated April 1, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BRAINWORKS VENTURES, INC.

Date: April 16, 2003	By:	/s/ Robert J. Cormican Robert J. Cormican Senior Vice President